Exhibit 10.1

INCREASE JOINDER AND AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

THIS INCREASE JOINDER AND AMENDMENT NUMBER ONE TO CREDIT AGREEMENT (this “Amendment”), dated as of December 23, 2019, is entered into by and among INFINERA CORPORATION, a Delaware corporation (“Infinera”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Infinera, the Subsidiaries of Infinera identified on the signature pages thereof as “Borrowers”, and those additional entities that hereafter become parties thereto as Borrowers in accordance with the terms thereof by executing the form of Joinder attached thereto as Exhibit J-1 (each a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), Lenders, and Agent are parties to that certain Credit Agreement, dated as of August 1, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, and subject to the terms and conditions of the Credit Agreement, Borrowers may request that the lenders increase the Revolver Commitments and the Maximum Revolver Amount by entering into one or more Increase Joinders executed by the Borrowers, Agent, and each lender providing such Increase;

WHEREAS, the Borrowers have requested and the lenders identified on Annex I hereto (each a “December 2019 Increase Lender” and collectively the “December 2019 Increase Lenders”) have agreed, subject to the terms and conditions contained herein, to provide an Increase in an aggregate principal amount of $50,000,000 (the “December 2019 Increase”, and the Revolver Commitments and the Revolving Loans thereunder being hereinafter referred to as the “December 2019 Increase Revolver Commitments” and the “December 2019 Increase Revolving Loans”, respectively) to be made under, pursuant to, and in accordance with Section 2.14 of the Credit Agreement, on the terms and conditions set forth herein;

WHEREAS, this Amendment constitutes an Increase Joinder in accordance with Section 2.14 of the Credit Agreement, and the parties hereto have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement to provide for such December 2019 Increase from the December 2019 Increase Lenders as set forth herein;

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to make certain amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.

2.    December 2019 Increase Revolving Loans.

(a)    Subject to the terms and conditions of this Amendment and the Credit Agreement (as modified hereby), each December 2019 Increase Lender party to this Amendment severally agrees to provide the December 2019 Increase Revolver Commitment set forth opposite its name on Annex I attached hereto in the form of an Increase under and pursuant to Section 2.14 of the Credit Agreement and, in connection with the foregoing, Schedule C-1 to the Credit Agreement is hereby amended and restated in the form attached hereto as Annex II. This Amendment shall constitute an “Increase Joinder” for purposes of Section 2.14(b)(i) of the Credit Agreement.

(b)    The December 2019 Increase Lenders, Borrowers, and Agent acknowledge and agree that (i) each of the December 2019 Increase Revolver Commitments provided pursuant to this Amendment as specified in Annex I attached hereto shall constitute an increase to the Revolver Commitments under, and as defined in, the Credit Agreement and shall become part of the Revolver Commitments, (ii) the December 2019 Increase Revolver Commitments and December 2019 Increase Revolving Loans are (1) subject to the same terms and conditions as the Revolver Commitments and the Revolving Loans, respectively, and (2) secured on an equal priority basis by the same Collateral securing, in each case, the existing Revolver Commitments and Revolving Loans, respectively, under the Credit Agreement as in effect immediately prior to the First Amendment Effective Date, and (iii) the December 2019 Increase Lenders specified in Annex I attached hereto shall constitute Lenders under, and as defined in, the Credit Agreement.

(c)    Each December 2019 Increase Lender (i) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; and (iii) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d)    On the First Amendment Effective Date, subject to the satisfaction of the terms and conditions in this Amendment, (i) each of the Pre-Increase Revolver Lenders shall assign to each of the December 2019 Increase Lenders and each of the December 2019 Increase Lenders shall purchase from each of the Pre-Increase Revolver Lenders with Revolver Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on the First Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by the Pre-Increase Revolver Lenders and the December 2019 Increase Lenders ratably in accordance with their Revolver Commitments after giving effect to the addition of the December 2019 Increase Revolver Commitments to the Revolver Commitments and (ii) each Pre-Increase Revolver Lender will automatically and without further act be deemed to have assigned to each December 2019 Increase Lender in respect of the December 2019 Increase Revolver Commitments, and each such December 2019 Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Pre-Increase Revolver Lender’s participations under the Loan Documents in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations under the Loan Documents in Letters of Credit held by such December 2019 Increase Lender in respect of its December 2019 Increase Revolver Commitments will equal the percentage of the aggregate Revolver Commitments of all Lenders represented by such December 2019 Increase Lender’s December 2019 Increase Revolver Commitment (with such existing participation in such Letters of Credit by Existing Lenders to be assigned on a pro rata basis to such December 2019 Increase Lenders determined on a Letter of Credit by Letter of Credit basis) (other actions, as reasonably determined by Agent, Lenders, December 2019 Increase Lenders and the Borrowers, may be taken to achieve the ratable effect of the foregoing clauses (i) and (ii)).

(e)    The aggregate amount of the December 2019 Increase shall be deemed to count against, and reduce, the Available Revolver Increase Amount (which shall be zero after giving effect to the December 2019 Increase).

(f)    The December 2019 Increase shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

3.    Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the conformed Credit Agreement attached as Exhibit A to this Amendment.

4.    Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “First Amendment Effective Date”):

(a)    The First Amendment Effective Date shall occur prior to December 23, 2019.

(b)    Agent shall have received (i) this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect; and (ii) the reaffirmation and consent of each Guarantor attached hereto as Exhibit B, duly executed by the parties hereto, and the same shall be in full force and effect.

(c)    Agent shall have received a certificate from the Secretary or other appropriate Officer of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors or other appropriate governing body, as applicable, authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party

(d)    After giving effect to this Amendment, the representations and warranties contained herein, in the Credit Agreement, and in the other Loan Documents, in each case shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(e)    No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, Agent, any other member of the Lender Group, or any Bank Product Provider.

(f)    No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date, nor shall either result from the consummation of the transactions contemplated herein.

(g)    Borrowers shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement and Section 6 of this Amendment.

(h)    Agent shall have received updated pro forma Projections (after giving effect to the December 2019 Increase) for the Loan Parties and their Subsidiaries evidencing compliance on a pro forma basis with Section 7 of the Credit Agreement for the twelve months (on a month-by-month basis) immediately following the First Amendment Effective Date.

(i)    Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to it, certifying as to the solvency of the Loan Parties taken as a whole after giving effect to the transactions contemplated by this Amendment.

(j)    In connection with the December 2019 Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Agent shall have received an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board.

(k)    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

5.    Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each other member of the Lender Group as follows:

(a)    It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b)    The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is or will be a party (i) have been duly authorized by all necessary action on the part of such Borrower, (ii) do not and will not (A) violate any material provision of federal, state or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of it or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a

Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (D) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c)    No registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority is required in connection with the execution, delivery and performance by it of this Amendment or any other Loan Document to which it is or will be a party, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect or are not material to the interests of the Loan Parties or the Lender Group.

(d)    This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Borrower that is a party thereto, will be the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)    No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, any Guarantor, Agent, any member of the Lender Group, or any Bank Product Provider.

(f)    No Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date, and no condition exists which constitutes a Default or an Event of Default.

(g)    The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(h)    This Amendment has been entered into without force or duress, of the free will of each Borrower, and the decision of each Borrower to enter into this Amendment is a fully informed decision and such Borrower is aware of all legal and other ramifications of each decision.

(i)    It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6.    Payment of Costs and Fees. Borrowers shall pay to (i) Agent and each Lender all Lender Group Expenses (including, without limitation, the reasonable and documented fees and expenses of any attorneys retained by Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto, and (ii) BMO Harris Bank N.A a closing fee in the amount of $625,000 (“BMO Closing Fee”) in immediately available funds, which BMO Closing Fee shall be payable to BMO Harris Bank N.A. and fully earned and non-refundable on the First Amendment Effective Date.

7.    Release.

(a)    Effective on the date hereof, each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Borrower or such Guarantor (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower or such Guarantor has or may have against any such Releasee by reason of any circumstance, action, inaction, or cause which arose at any time on or prior to the First Amendment Effective Date and which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, Each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)    Each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Borrower and each Guarantor further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If Borrower, any Guarantor, or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

8.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE PROVISION SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9.    Amendments.    This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 14.1 of the Credit Agreement.

10.    Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.    Effect on Loan Documents.

(a)    The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrowers remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)    Upon and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)    This Amendment is a Loan Document and an Increase Joinder.

(e)    This Amendment shall be construed in accordance with the rules of construction set forth in Section 1.4 of the Credit Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

12.    Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

13.    Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

14.    Reaffirmation of Obligations. Each Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, each member of the Lender Group, and the Bank Product Providers under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each member of the Lender Group and each Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

15.    Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified hereby.

16.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Borrower”

INFINERA CORPORATION, a Delaware corporation

By:	/s/ David L. Teichmann
Name:	David L. Teichmann
Title:	Chief Legal Officer and Corporate Secretary

[SIGNATURE PAGE TO INCREASE JOINDER AND AMENDMENT NO. ONE TO CREDIT AGREEMENT]

“Agent” and “Lender”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Kevin Fong
Name:	Kevin Fong
Title:	Authorized Signatory

[SIGNATURE PAGE TO INCREASE JOINDER AND AMENDMENT NO. ONE TO CREDIT AGREEMENT]

“December 2019 Increase Lender” and “Co-Collateral Agent”

BMO Harris Bank N.A.

By:	/s/ Craig Thistlethwaite
Name:	Craig Thistlethwaite
Title:	Managing Director

[SIGNATURE PAGE TO INCREASE JOINDER AND AMENDMENT NO. ONE TO CREDIT AGREEMENT]

Annex I

December 2019 Increase Revolver Commitments

Lender	December 2019 Increase Revolver Commitment
BMO Harris Bank N.A.	$50,000,000

Total	$50,000,000

Annex II

Schedule C-1

COMMITMENTS

Lender	Revolver Commitment	Total Commitment
Wells Fargo Bank, National Association	$100,000,000	$100,000,000
BMO Harris Bank N.A.	$50,000,000	$50,000,000

All Lenders	$150,000,000	$150,000,000

EXHIBIT A

CONFORMED CREDIT AGREEMENT

EXHIBIT B

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of August 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among INFINERA CORPORATION, a Delaware corporation (“Infinera”), the Subsidiaries of Infinera identified on the signature pages thereof as “Borrowers”, and those additional entities that hereafter become parties thereto as Borrowers in accordance with the terms thereof by executing the form of Joinder attached thereto as Exhibit J-1 (each a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), the lenders from time to time party thereto (such lenders, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, a national banking association, as administrative agent for the each of the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Reference is made to that certain Increase Joinder and Amendment Number One to Credit Agreement, dated as of the date hereof (the “Amendment”), by and among the Borrowers, Agent and the Lenders signatory thereto.

The undersigned Guarantors each hereby (a) represents and warrants to Agent and Lenders that the execution, delivery, and performance of this Reaffirmation and Consent (i) are within its powers, (ii) have been duly authorized by all necessary action on the part of such Guarantor, and (iii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of it or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Guarantor, other than Permitted Liens, or (D) require any approval of any holder of its Equity Interests or any approval or consent of any Person under any of its or its Subsidiaries’ material agreements, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; (b) consents to the amendment of the Credit Agreement as set forth in the Amendment and any waivers granted therein, including, without limitation, the release granted in Section 7 thereof; (c) acknowledges and reaffirms its obligations owing to the Lender Group and the Bank Product Providers under any Loan Document to which it is a party; (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect; (e) reaffirms, acknowledges, agrees and confirms that it has granted to Agent a perfected security interest in the Collateral pursuant to the Loan Documents in order to secure all of its present and future Indebtedness to the Lender Group and the Bank Product Providers; (f) represents and warrants that it has read and understands the Amendment (including, without limitation, the release granted in Section 7 of the Amendment) and this Reaffirmation and Consent, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of such Loan Documents, has read such Loan Documents in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder; and (g) agrees to the release provisions set forth in Section 7 of the Amendment which are incorporated herein by reference as if set forth herein in their entirety and were binding on each Guarantor mutatis mutandis. Without limiting the generality of the foregoing, each of the undersigned hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and as amended by the Amendment. All Indebtedness owing by each of the undersigned are unconditionally owing by such Person to the Lender Group and the Bank Product Providers, without offset, defense (other than defense of payment), withholding, counterclaim or deduction of any kind, nature or description whatsoever.

Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, they each understand that neither Agent nor any Lender has any obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. This Reaffirmation and Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Reaffirmation and Consent. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. The validity of this Reaffirmation and Consent, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York. This Reaffirmation and Consent is a Loan Document.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed and delivered as of the date of the Amendment.

“Guarantors”

CORIANT OPERATIONS, INC., a Delaware corporation

By:	/s/ David L. Teichmann
Name:	David L. Teichmann
Title:	Secretary

CORIANT NORTH AMERICA, LLC, a Delaware limited liability company

By:	/s/ David L. Teichmann
Name:	David L. Teichmann
Title:	Secretary

CORIANT AMERICA INC., a Delaware corporation

By:	/s/ David L. Teichmann
Name:	David L. Teichmann
Title:	Vice President

CORIANT (USA) INC., a Delaware corporation

By:	/s/ David L. Teichmann
Name:	David L. Teichmann
Title:	Secretary

INFINERA OPERATIONS, LP, a Delaware limited partnership

By:	/s/ David L. Teichmann
Name:	David L. Teichmann
Title:	Chief Legal Officer and Corporate Secretary of Infinera Corporation, its General Partner